UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012 (January 6, 2012)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

900 N.W. 63rd Street

Oklahoma City, Oklahoma 73118

(Address of principal executive office) (Zip Code)

(405) 848-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2012, the Issuers (as defined below) entered into an Indenture by and among the Issuers, the Guarantors (as defined below) named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is described under Item 8.01 of this Current Report on Form 8-K (this “Report”). Such description of the Indenture included under Item 8.01 of this Report on Form 8-K is incorporated by reference into this Item 1.01 of this Report.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Report is incorporated by reference into this Item 2.03 of this Report.

Section 8 – Other Events

Item 8.01. Other Events.

On January 6, 2012, Chesapeake Midstream Partners, L.P. (the “Partnership”), CHKM Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”), Chesapeake Midstream GP, L.L.C. (the “General Partner”) and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers as defined therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $750,000,000 in aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2022 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers offered and will issue the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Partnership intends to use all of the net proceeds from this offering to repay senior secured indebtedness under its revolving credit facility and for general partnership purposes. Affiliates of all of the initial purchasers are lenders under the Partnership’s revolving credit facility and, in such capacity, will receive a portion of the net proceeds from the offering.

Indenture

On January 11, 2012, the Issuers entered into an Indenture (the “Indenture”), by and among the Issuers, the Guarantors and the Trustee, in connection with the private placement of the Notes.

Interest and Maturity

On January 11, 2012, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act. The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on July 15, 2022. The interest payment dates are each January 15 and July 15, beginning on July 15, 2012.

Optional Redemption

Before January 15, 2015, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes in an amount not to exceed the net proceeds of one or more completed equity offerings at a redemption price of 106.125% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption;

(2) the redemption occurs within 180 days of the date of the closing of each public or private equity offering; and

(3) the net proceeds of each such public or private equity offering are not otherwise used, directly or indirectly (by credit, reference or otherwise), towards the redemption of any other outstanding debt securities of an Issuer or Guarantor, including the 2021 Senior Notes (as that term is defined in the Indenture).

On and after January 15, 2017, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	103.063%
2018	102.042%
2019	101.021%
2020 and thereafter	100.000%

Prior to January 15, 2015, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

(1) the principal amount thereof, plus

(2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.

Certain Covenants

The Indenture governing the Notes contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of its subsidiaries to: (1) sell assets including equity interests in its subsidiaries; (2) pay distributions on, redeem or purchase its units or redeem or purchase its subordinated debt; (3) make investments; (4) incur or guarantee additional indebtedness or issue preferred units; (5) create or incur certain liens; (6) enter into agreements that restrict distributions or other payments from certain subsidiaries to the Partnership; (7) consolidate, merge or transfer all or substantially all of its assets; (8) engage in transactions with affiliates; and (9) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default, as defined in the Indenture, has occurred or is continuing, many of these covenants will terminate.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

Events of Default

The Indenture also contains customary Events of Default. Each of the following is an “Event of Default:”

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on, the Notes;

(3) failure by the Partnership to comply with the covenant relating to mergers, consolidations or sales of assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

(4) failure by the Partnership for 90 days after notice to comply with its reporting obligations;

(5) failure by the Partnership for 60 days after notice to comply with any of the other covenants or agreements in the Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Partnership or any of its Guarantors (or the payment of which is guaranteed by the Partnership or any of its Guarantors), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to a cure provision.

(7) failure by the Partnership or any of its Guarantors to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with the indenture; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp, the Partnership or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp, the Partnership, any Guarantors of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, on January 11, 2012, the Issuers, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) obligating the Issuers to file a registration statement with the Securities and Exchange Commission so that noteholders can exchange the Notes issued in this offering for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes. The Issuers and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after January 11, 2012. The Issuers and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the Notes to become effective if the Issuers cannot effect the exchange offer within the 365-day time period. If the Issuers fail to satisfy these obligations on a timely basis, they will be required to pay additional interest to holders of the Notes.

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed with this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

On January 6, 2012, the Partnership issued a press release announcing the pricing of the Notes. The Partnership is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

Neither this Report nor the related press release shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
By: Chesapeake Midstream GP, L.L.C., its general partner

Dated: January 11, 2012	By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Purchase Agreement, dated as of January 6, 2012, by and among the Partnership, Finance Corp, the General Partner, the Guarantors named therein and the representatives of the Initial Purchasers named therein.

4.1	Indenture, dated as of January 11, 2012, by and among the Partnership, Finance Corp, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of January 11, 2012, by and among the Partnership, Finance Corp, the General Partner, the Guarantors named therein and the representatives of the Initial Purchasers named therein.

99.1	Chesapeake Midstream Partners, L.P. press release dated January 6, 2012.